CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND
                      SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant (the "Report")  fully  complies
                with  the  requirements  of  Section  13(a)  or  15(d)  of   the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 23, 2007                         /S/ DONALD F. CRUMRINE
     ---------------------             -----------------------------------------
                                       Donald F. Crumrine, Director, Chairman of
                                       the Board and Chief Executive Officer
                                       (principal executive officer)


I, R. Eric  Chadwick,  Chief  Financial  Officer,  Treasurer, and Vice President
of  Flaherty  &  Crumrine/Claymore  Total  Return   Fund  Incorporated      (the
"Registrant"), certify that:

         1.     The Form N-CSR of the Registrant (the "Report")  fully  complies
                with  the  requirements  of  Section  13(a)  or  15(d)  of   the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 23, 2007                         /S/ R. ERIC CHADWICK
     ---------------------            ------------------------------------------
                                      R. Eric Chadwick, Chief Financial Officer,
                                      Treasurer and Vice President
                                      (principal financial officer)